                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2006

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

      New Jersey                  001-33088                 22-2956711
      ----------                  ---------                 ----------
    (State Or Other               (Commission             (IRS Employer
    Jurisdiction Of               File Number)           Identification No.)
     Incorporation)

               224-S Pegasus Avenue, Northvale, NJ           07647
             ------------------------------------------------------
             (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code (201) 784-8168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 8.01. OTHER EVENTS.

         On October 19, 2006, Ivivi Technologies, Inc. (the "Company"), announced the pricing of its initial public offering (the "IPO") of 2,500,000 shares of the Company's common stock, no par value per share ("Common Stock"), at a price per share of $6.00, pursuant to the terms of an underwriting agreement (the "Underwriting Agreement"), dated October 18, 2006, between the Company and Maxim Group LLC, as representative of the several underwriters named in Exhibit A to the Underwriting Agreement (the "Underwriters"). The shares will be listed on the American Stock Exchange and will trade under the symbol "II" beginning October 19, 2006. The Underwriters have been granted an option for a period of 45 days to purchase up to an aggregate of 375,000 additional shares of Common Stock from the Company to cover over-allotments, if any. Net proceeds to the Company from the IPO are expected to be approximately $12.5 million.

         A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Company's press release, dated October 19, 2006, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

                  1.1 Underwriting Agreement, dated October 18, 2006, among Ivivi Technologies, Inc. and the underwriters named therein.

                  99.1     Press Release dated October 19, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             IVIVI TECHNOLOGIES, INC.


                                             By: /s/ David Saloff
                                                 ------------------------
                                                Name:  David Saloff
                                                Title: President and Co-Chief
                                                       Executive Officer


Date:    October 19, 2006